As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENSAR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0125724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2800 Discovery Drive, Suite 100

Orlando, Florida 32826

(888) 536-7271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas R. Staab, II

Chief Financial Officer and Secretary

2800 Discovery Drive, Suite 100

Orlando, Florida 32826

(888) 536-7271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2023

PROSPECTUS FOR

UP TO 7,940,446 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK,

UP TO 2,183,623 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF CLASS A WARRANTS, AND

UP TO 2,183,623 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF CLASS B WARRANTS

OF LENSAR, INC.

On May 18, 2023, we consummated an offering (the “Offering”) contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 12, 2023, by and between us and NR-GRI Partners, LP, a Delaware limited partnership and an affiliate of North Run Capital, LP (the “Registered Holder”).

This prospectus relates to the resale of up to 12,307,692 shares of our common stock, par value $0.01 (the “Common Stock”) comprised of an aggregate of up to (i) 7,940,446 shares (the “Conversion Shares”) of our Common Stock issuable upon the conversion of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), (ii) 2,183,623 shares of Common Stock (“Class A Warrant Shares”) issuable upon the exercise of Class A Common Stock Purchase Warrants (the “Class A Warrants”) and (iii) 2,183,623 shares of Common Stock (together with the Class A Warrant Shares, the “Warrant Shares”) issuable upon the exercise of Class B Common Stock Purchase Warrants (together with the Class A Warrants, the “Warrants”) sold pursuant to the Purchase Agreement.

This registration statement is being filed due to registration rights set forth in (i) the Registration Rights Agreement dated May 12, 2023 (the “Registration Rights Agreement”) between us and the Registered Holder and (ii) the Purchase Agreement.

We will not receive any proceeds from the resale of the shares of Common Stock issued upon such conversions or exercises. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock described above. The Registered Holder will bear all commissions and discounts, if any, attributable to its sales of the Conversion Shares and the Warrant Shares.

Our Common Stock trades on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “LNSR”. On June 23, 2023, the closing sale price of our Common Stock as reported by Nasdaq was $4.00 per share.

Investing in shares of our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we or the Registered Holder named in this prospectus may sell securities from time to time and in one or more offerings as described in this prospectus. To the extent necessary, we and the Registered Holder may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplements or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any subsequent prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Registered Holder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or the Registered Holder or to which we have referred you. Neither we nor the Registered Holder take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Registered Holder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus, that the information appearing in any applicable prospectus supplement or free writing prospectus is accurate only as of the date of such prospectus supplement or free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean LENSAR, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Our web site address is www.lensar.com. The information on our web site, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Certain documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2023;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2023, May 15, 2023 (relating to Items 1.01, 3.02, 3.03, 5.02 and 9.01), May 18, 2023 and May 30, 2023; and

•

the description of our capital stock contained in our registration statement on Form 10, filed with the SEC on September 14, 2020 and the description of our registered securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December  31, 2020, filed with the SEC on March 12, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

LENSAR, Inc.

2800 Discovery Drive, Suite 100

Orlando, Florida 32826

(888) 536-7271

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We are a commercial-stage medical device company focused on designing, developing and marketing an advanced femtosecond laser system for the treatment of cataracts and the management of pre-existing or surgically induced corneal astigmatism. Our systems incorporate a range of proprietary technologies designed to assist the surgeon in obtaining better visual outcomes, efficiency and reproducibility by providing advanced imaging, simplified procedure planning, efficient design and precision. We believe the cumulative effect of these technologies results in a laser system that can be quickly and efficiently integrated into a surgeon’s existing practice, is easy to use and provides surgeons the ability to deliver improved visual outcomes with enhanced precision.

Corporate Information

We were initially formed on August 20, 2004 as a Delaware corporation under the name LaserSoft Vision, Inc. We became a direct subsidiary of PDL BioPharma, Inc., or PDL, on May 11, 2017. On October 1, 2020, we completed a separation and distribution (the “Spin-Off”) from PDL, in connection with which PDL distributed all of its outstanding shares of our Common Stock on a pro rata basis to holders of PDL common stock. We have been an independent publicly traded company since immediately after completing the Spin-Off.

Our principal executive offices are located at 2800 Discovery Drive, Suite 100, Orlando, Florida 32826, and our telephone number is (888) 536-7271. Our website is www.lensar.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Registered Holder will be sold by it for its account. We will not receive any of the proceeds from these sales.

The Registered Holder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by the Registered Holder in disposing of its shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. In addition, we will reimburse the Registered Holder for some or all of its legal costs in the event of an underwritten offering through the use of a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, both of which are attached as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, all of which are undesignated.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast. All other elections and questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the meeting by the holders entitled to vote thereon. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of Common Stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock.

Series A Convertible Preferred Stock

On May 18, 2023, we issued an aggregate of 20,000 shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), which have a stated value of $1,000 per share and are initially convertible into 7,940,446 shares of Common Stock at the election of the Registered Holder, subject to a restriction preventing the Registered Holder and its affiliates from beneficially owning more than 19.99% of our outstanding shares of Common Stock (the “Ownership Blocker”).

General

Each Preferred Share has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on May 18, 2023 (the “Certificate of Designations”).

The Preferred Shares rank senior to the Common Stock with respect to dividends, distributions and payments on liquidation, winding-up and dissolution.

Voting

Pursuant to the Certificate of Designations, holders of Preferred Shares will be entitled to vote on an as-converted basis with the Common Stock, after taking into account the Ownership Blocker.

Liquidation

The Preferred Shares will be subject to automatic redemption for cash upon a “Fundamental Transaction” by us, which includes a merger, sale of all or substantially all our assets , recapitalization, or the sale by us of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of the stated value of the Preferred Shares or the consideration per share of Common Stock in the Fundamental Transaction (or in the absence of such consideration, the volume-weighted average price of the Common Stock immediately preceding the closing of the Fundamental Transaction).

Dividends

The Preferred Shares will participate with the holders of the Common Stock on an as-converted basis to the extent any dividends are declared on Common Stock, although the Preferred Shares will not accrue a fixed dividend.

Anti-takeover Provisions

Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

Undesignated Preferred Stock

The ability of our board of directors, without action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our chief executive officer or by our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Staggered Board

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes. The directors in each class serve for a three-year term, with one class being elected each year by our stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. This system of electing and removing directors may delay or prevent a change of our management or a change in control of our company and may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of all of the then outstanding shares of voting stock entitled to vote in the election of directors.

Stockholders not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the shares of our Common Stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose, other than any directors elected by the separate vote of one or more outstanding series of preferred stock may be entitled to elect.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine. Under our amended and restated certificate of incorporation, this exclusive forum provision does not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under suits brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action against the Company or any director, officer, employee or agent of the Corporation and arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation also provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, the provision regarding increases or decreases to our authorized capital stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Transfer Agent

The transfer agent for our Common Stock and Series A Preferred Stock is Computershare Trust Company, N.A.

REGISTERED HOLDER

Subject to the terms of the Purchase Agreement, the Registered Holder may from time to time offer and sell any or all of the shares of our Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Registered Holder will pay any underwriting discounts and commissions and expenses incurred by the Registered Holder for brokerage, accounting, tax or legal services or any other expenses incurred by the Registered Holder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The following table sets forth, as of June 2, 2023, the name of the Registered Holder, the aggregate number of shares of our Common Stock beneficially owned by the Registered Holder, the number of shares of our Common Stock that may be sold by the Registered Holder under this prospectus and the number of shares of our Common Stock that the Registered Holder will beneficially own after this offering. For purposes of the table below, we have assumed that after this offering, none of the shares of Common Stock covered by this prospectus will be beneficially owned by the Registered Holder. In addition, we assume that the Registered Holder has not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all securities that it beneficially owns.

The Registered Holder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number	%(1)	Number(2)	Number	%
NR-GRI Partners, LP(3)	1,422,568	11.3%	12,307,692	—	—

(1)	The percentage of beneficial ownership before this offering is calculated based on 11,199,544 shares of our Common Stock outstanding as of June 2, 2023.
(2)

Shares beneficially owned consists of 1,422,568 shares of Common Stock that would be issuable upon exercise of the Warrants and/or conversion of the Preferred Shares within 60 days of June 2, 2023. The Registered Holder and its affiliates are restricted from beneficially owning more than 19.99% of our outstanding shares of Common Stock (the “Ownership Blocker”), until such time, if any, that our stockholders have approved removal of the Ownership Blocker in accordance with Nasdaq Listing Rule 5635(b). This prospectus registers the resale of all Conversion Shares and Warrants Shares underlying the Preferred Shares and Warrants, notwithstanding the Ownership Blocker.

(3)

Thomas Ellis and Todd Hammer, members of our board of directors, are principals and sole members of NR-GRI Partners, LP, as well as of North Run Advisors, which as of June 2, 2023 owned 1,100,592 shares of our Common Stock. Mr. Ellis and Mr. Hammer also may each be deemed to directly beneficially own 5,529 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of June 2, 2023.

Information for any additional Registered Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Registered Holder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Registered Holder and the number of shares of Common Stock registered on its behalf. A Registered Holder may sell or otherwise transfer all, some or none of such shares of Common Stock in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

Each Registered Holder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Registered Holder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Registered Holders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Registered Holders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Registered Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Registered Holders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Registered Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Registered Holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Registered Holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Registered Holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each

Registered Holder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Registered Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Registered Holders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Registered Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Registered Holders or any other person. We will make copies of this prospectus available to the Registered Holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the securities of LENSAR, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s ability to fund its future operations as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock and warrants being registered hereby.

Securities and Exchange Commission registration fee	$5,431
Accounting fees and expenses	17,000
Legal fees and expenses	50,000
Miscellaneous expenses	7,569
Total	$80,000

Item 15.	Indemnification of Directors and Officers

We are governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Our amended and restated certificate of incorporation and amended and restated bylaws authorizes the indemnification of our officers and directors, consistent with Section 145 of the DGCL.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of our directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of LENSAR, Inc. (incorporated by reference to Exhibit 3.1 on Form 8-K filed with the SEC on October 2, 2020)

3.1.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 on Form 8-K filed with the SEC on May 18, 2023)

3.2	Second Amended and Restated Bylaws of LENSAR, Inc. (incorporated by reference to Exhibit 3.2 on Form 10-Q filed with the SEC on March 12, 2021)

4.1	Class A Common Stock Purchase Warrant, dated May 18, 2023 (incorporated by reference to Exhibit 4.1 on Form 8-K filed with the SEC on May 18, 2023)

4.2	Class B Common Stock Purchase Warrant, dated May 18, 2023 (incorporated by reference to Exhibit 4.2 on Form 8-K filed with the SEC on May 18, 2023)

5.1*	Opinion of Latham & Watkins LLP

10.1	Securities Purchase Agreement, dated May 12, 2023, by and between LENSAR, Inc. and NR-GRI Partners, LP (incorporated by reference to Exhibit 10.1 on Form 8-K filed with the SEC on May 15, 2023)

10.2	Registration Rights Agreement, dated May 12, 2023, by and between LENSAR, Inc. and NR-GRI Partners, LP (incorporated by reference to Exhibit 10.2 on Form 8-K filed with the SEC on May 15, 2023)

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(B)

paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(ii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 26, 2023.

LENSAR, INC.

By:	/s/ Nicholas T. Curtis
Nicholas T. Curtis
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Thomas R. Staab, II and Nicholas T. Curtis, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement, and to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas T. Curtis Nicholas T. Curtis	Chief Executive Officer (Principal Executive Officer) and Director	June 26, 2023

/s/ Thomas R. Staab, II Thomas R. Staab, II	Chief Financial Officer (Principal Financial Officer) and Secretary	June 26, 2023

/s/ Kendra W. Wong Kendra W. Wong	Principal Accounting Officer (Principal Accounting Officer)	June 26, 2023

/s/ William J. Link, PhD William J. Link, PhD	Chairperson of the Board of Directors	June 26, 2023

/s/ Richard L. Lindstrom, MD Richard L. Lindstrom, MD	Director	June 26, 2023

/s/ John P. McLaughlin John P. McLaughlin	Director	June 26, 2023

/s/ Elizabeth G. O’Farrell Elizabeth G. O’Farrell	Director	June 26, 2023

/s/ Aimee S. Weisner Aimee S. Weisner	Director	June 26, 2023

/s/ Gary M. Winer Gary M. Winer	Director	June 26, 2023

/s/ Thomas B. Ellis Thomas B. Ellis	Director	June 26, 2023

/s/ Todd B. Hammer Todd B. Hammer	Director	June 26, 2023